                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                        Date of Report: August 12, 1998



                               SIONIX CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Utah                     2-956260-D                 87-0428526
----------------------------        -----------             -------------------
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)            Identification No.)


                                  26875 Jasper
                        Mission Viejo, California 92691
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (949) 364-7171


                       5355 Mira Sorrento Pl., Suite 100
                              San Diego, CA 92121



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

        Registrant was named as a defendant in a civil action brought by a purported shareholder, The Gavin Family Trust, in the Superior Court for the County of San Diego (Case No. 716150), arising out of the purchase of Common Stock of Registrant. The plaintiff seeks recovery of the amount allegedly paid for the shares ($90,000), plus interest, attorneys' fees and punitive damages. The registrant's prior counsel failed to respond to the complaint and, on motion of the plaintiff, a default was entered against the Registrant. Registrant has retained new counsel in the matter, who has filed a motion to vacate the judgment on behalf of Registrant. That motion is set for hearing. The Registrant intends to deny the material allegations in the complaint and vigorously contest the proceeding.

        In March 1998 each of the officers of Registrant resigned, and the Board of Directors appointed new officers. The officers so appointed are James J. Houtz, as Chief Operating Officer and President, and Joan Horowitz, as Secretary/Treasurer.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  SIONIX CORPORATION

                                                  By: /s/ JAMES J. HOUTZ
                                                      --------------------------
                                                      James J. Houtz, President


Date: August 12, 1998